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                                                                    EXHIBIT 10.2

                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                         FOR THE COUNTY OF SANTA BARBARA

THE PEOPLE OF THE STATE OF CALIFORNIA, )
                                       )                S.C. No. 1094923
                            Plaintiff, )                         -------
                                       )
       vs.                             )                WAIVER OF CONSTITUTIONAL
                                       )                RIGHTS AND PLEA FORM
BEVERLY ENTERPRISES-CALIFORNIA, INC.   )
                                       )
                            Defendant. )                      [STAMP]
                                       )
                                       )
---------------------------------------

                       PLEA OF GUILTY/NO CONTEST - FELONY

Defendant Beverly Enterprises-California, Inc. ("BECI" or "Defendant") enters a plea of NO CONTEST.


BECI's attorney in this case is          Chad S. Hummel/Kevin S. Rosen
                                ------------------------------------------------
                                            (print attorney's name)

                                                           PUT INITIALS IN BOXES
                                                           ---------------------
                                                                ON PAGES 1-6
                                                                ------------

BECI will plead NO CONTEST to the following Counts:                [JM]
List Count(s) and Code Section(s) for the crime(s).

COUNT 1 PENAL CODE SECTION 368(b)(1) - FELONY
COUNT 2 PENAL CODE SECTION 368(b)(1) - FELONY

I also will ADMIT the following enhancement(s)/prior conviction(s)/prior prison term(s)/serious felony(ies) (CIRCLE IF APPLICABLE). List name of Court, Court number/date of conviction(s) and Code section(s).

                                                                   [  ]

                                      N/A
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BECI is entering its plea based on the following representations made by the
Attorney General and District Attorney in this case as follows:

                                                                   [JM]

        Beverly Enterprises-California, Inc. will be placed on 4 years Felony Probation on the following terms and conditions: obey all laws, obey all federal and state skilled nursing facility statutes and regulations, obey all mandated reporting laws, abide by all the terms of the Business and Professions Code 17200 Permanent Injunction and Final Judgment for all the covered California skilled nursing facilities, pay a total of $54,000 in criminal fines and penalty assessments ($27,000 per count), and reimburse the Attorney General and District Attorney their investigative costs. The investigative costs of the Attorney General are $432,597. The investigative costs of the Santa Barbara County District Attorney's Office are $100,330. Costs of investigation shall be paid in full at the time of sentencing.

       The Santa Barbara County District Attorney and the Office of the Attorney General agree that all outstanding pending investigations (both civil or criminal) based on facts currently known at the date of entry of this plea related to the Beverly La Cumbre Facility and the Beverly Manor Facility and their corporate owner/licensee Beverly Health and Rehabilitation Services, Inc. ("BHRS"), its subsidiaries, and parent company Beverly Enterprises, Inc., are closed and concluded pursuant to this plea agreement. This includes all outstanding pending investigations of current and former employees, officers, and directors connected to these facilities except as provided below.

        The agreement does not apply to individuals who provided care (caregivers) to Mr. William Marthai, a resident at the Beverly La Cumbre Facility. Nothing in this agreement shall prevent or prohibit the District Attorney or Attorney General from continuing its investigation and possible prosecution of said caregivers. For purposes of this agreement only, the term caregivers means certified nursing assistants, licensed vocational nurses, registered nurses, and the Director of Nursing.


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CONSTITUTIONAL RIGHTS

        BECI understands that it as the following constitutional rights as to the CHARGES it is pleading no contest to

                                                   BECI UNDERSTANDS THIS RIGHT
                                                   AND BECI GIVES UP THIS RIGHT.

a.   The right to be tried by a jury in a speedy, public trial.             [JM]

b.   The right to confront & cross-examine all the witnesses against BECI.  [JM]

c.   The right to call/subpoena witnesses to court to testify.              [JM]

CONSEQUENCES OF BECI'S PLEA OF NO CONTEST

                                                                            [JM]

BECI may be fined up to $10,000. BECI must pay a fine to the State Restitution Fund of not less than $200 and not more than $10,000. BECI may be ordered to pay restitution to the victim(s) whether or not it is granted probation.

BECI's attorney has explained to BECI that other possible consequences of BECI's NO CONTEST plea may be: (PUT YOUR INITIALS IN THE APPROPRIATE boxes.)


[  ] a. This is a mandatory state prison sentence.

[  ] b. I must receive mandatory consecutive sentences.

[  ] c. I will receive a reduced earning of custody credits.

[ ] d. I will receive a prison sentence unless the judge finds this is an unusual case.

[  ] e. I must register as an arson, sex or narcotics offender.

[JM] f. BECI's license to practice BECI's profession or business may be affected.

[  ] g. I cannot possess a firearm as a convicted felon.

[  ] h. A fine of $1000-$2000 & a $70 AIDS education fee can be imposed.
        (Health & Saf. Code, Section 11350)

[  ] i. I will lose my driving privilege.

[  ] j. I can be committed to the California Youth Authority (under 25 yrs.).

[JM] k. BECI's parole or probation can be violated and BECI can receive additional punishment.

[ ] l. This is a serious/violent "strike" felony conviction. A STRIKE conviction means I must go to prison if I am convicted of a felony in the future, and it could result in a life sentence.

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If I am not a citizen of the United States, I understand that the law concerning the effect of my conviction of a criminal offense of any kind on my legal status as a non-citizen will change from time to time. I hereby expressly assume that my plea of GUILTY/NO CONTEST in this case will, now or later, result in my deportation, exclusion from admission or readmission to the United States, and denial of naturalization and citizenship.

                                                                   [  ]

I understand that for a crime with a determinate prison sentence, after I am released from prison, I will be on parole for a maximum of 4 years, including a 3 year parole period with a maximum of 1 year in state prison for each parole violation.

                                                                   [  ]

I understand that for a crime with an indeterminate life prison sentence (except for a sentence imposed for a "one strike" crime or murder), I can be on parole for a maximum of 7 years, including a 5 year parole term with a maximum of 7 years on parole violations. I understand that for 1st or 2nd degree murder, the parole period is for life.

                                                                   [  ]

1 understand that for a sex crime listed as a violent felony in Penal Code section 667.5(c) (except a violation of Penal Code section 289), I can be on parole for a maximum of 7 years with a maximum of 7 years on parole violations.

                                                                   [  ]

I understand that for a "one strike" sex crime with a life sentence under Penal Code section 667.6, I can be on parole for a maximum of 14 years with a maximum of 14 years on parole violations.

                                                                   [  ]

(ARBUCKLE WAIVER) BECI understands that it has the right to be sentenced by the Judge who takes BECI's plea of no contest. BECI gives up its right and agrees that sentence may be imposed either by the Judge who accepts this plea or by a different Judge.

                                                                   [JM]

BECI understands that the legal effect of a no contest plea to any felony offense is the same as that of a guilty plea for all purposes. The plea may be used in any civil proceeding, including any hearing with respect to any forfeiture of any property seized in connection with the investigation giving rise to these charges against me.

                                                                   [JM]

(HARVEY WAIVER) BECI understands and agrees that the sentencing Judge may consider the entire factual background of the case, including any dismissed or stricken charges or allegations or cases, and any charges the District Attorney agrees not to file, when granting probation, ordering restitution or imposing sentence.

                                                                   [JM]



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BECI understands that unless it gives up the right to appeal, the law allows
BECI to appeal the sentence it receives in this case, as well as the denial of any and all motions made and denied in its case. BECI waives and gives up its right to appeal.

                                                                   [JM]

BECI understands that the charged crimes may adversely affect or terminate federal and state funding including but not limited to Medicaid, Medicare, or medical reimbursements that the Defendant Corporation, its parent, or its subsidiaries may otherwise be entitled to.

                                                                   [JM]

BECI is entering the plea freely and voluntarily, without threats or pressure being made against it or anyone it knows. No other promises or representations have been made to BEG or BECI's attorneys other than those appearing on this form.

                                                                   [JM]

BECI's representative is not under the influence of any drugs, medication, alcohol or any other substance which would impair his judgment. BECI has had enough time to talk to its lawyers about the case and has told them all the facts and circumstances known to BECI about the case.

                                                                   [JM]

BECI now pleads NO CONTEST to the charges.

                                                                   [JM]

THERE ARE SUFFICIENT FACTS FROM WHICH A JURY COULD FIND BEYOND A REASONABLE DOUBT THAT THE CRIMES OF ELDER AND DEPENDENT ADULT ABUSE ALLEGED IN COUNTS 1 AND 2 HAVE BEEN COMMITTED.


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BECI'S ATTORNEY HAS GONE OVER THIS FORM WITH BECI. BEG HAS READ AND UNDERSTANDS
THIS FORM. BECI UNDERSTANDS THE PLEAS AND ADMISSIONS THE CORPORATION IS ENTERING, THE CONSEQUENCES THEREOF, AND THE CONSTITUTIONAL RIGHTS THE CORPORATION IS WAIVING.

August 1, 2002                                       /s/  JOHN W. MACKENZIE
------------------------                       ---------------------------------
Dated                                          Mr. John W. MacKenzie, President
                                               as representative for Beverly
                                               Enterprises-California, Inc. and
                                               not in an individual capacity.

                              ATTORNEY'S STATEMENT

I am the defendant's attorney. I have explained to the defendant all of its constitutional rights. I believe the defendant understands them and understands that by entering this plea it is giving up each of them. I have discussed with the defendant the facts of the case, the elements of the charged crimes and all possible defenses. I have explained the direct and indirect consequences of this plea to the defendant and I am satisfied the defendant understands them. I am satisfied the defendant is voluntarily and of its own free will seeking to enter this plea. No promises have been made as to the sentence which have not been fully disclosed in his form. I personally went over this document with the defendant. I was present telephonically when the defendant's representative read, dated and signed this document and placed his initials in the boxes. I concur in the plea and waiver of constitutional rights by the defendant.

August 1, 2002                                       /s/  KEVIN S. ROSEN
------------------------                       ---------------------------------
     Dated                                        Attorney for the Defendant

The People of the State of California, by and through BILL LOCKYER, Attorney General, and THOMAS W. SNEDDON, JR. District Attorney, concur in the defendant's plea of GUILTY/NO CONTEST and ADMISSION of the additional allegations.


     8/1/02                                        /s/ ILLEGIBLE
------------------------                       ---------------------------------
     Dated                                        Deputy District Attorney


     8/1/02                                        /s/ ILLEGIBLE
------------------------                       ---------------------------------
     Dated                                        Deputy District Attorney


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                            COURT'S FINDING AND ORDER

The Court finds that:

1. Defendant and his/her attorney appeared in open court and the defendant entered his/her plea(s) and admission(s).

2. Defendant understands the nature of the charges(s) and the consequences of his/her plea(s) and admissions(s).

3. Defendant has knowingly, intelligently, and understandingly waived his/her rights as set forth above.

4. Defendant's waivers of his/her rights, and his/her plea(s) and admissions(s) are free and voluntary.

5.   There is a factual basis for the plea.

IT IS ORDERED THAT:

1. Defendant's plea(s) and admissions(s) are accepted. (and found guilty on his/her no contest plea pursuant to Penal Code section 1016.)

2.   Court finds special enhancements/convictions to be true.

3. The clerk shall file this document and incorporate it by reference in the minutes of this case.



DATED: 8/1/02                           /s/ JUDGE WILLIAM McLAFFERTY
       -----                            ----------------------------------------
                                        JUDGE OF THE SUPERIOR COURT


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